SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                 Current Report Pursuant to Section 13 or 15(d) of

                        The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2003
                            Amended as of July 16, 2003


                           SCIENCE DYNAMICS CORPORATION

              (Exact Name of Registrant as Specified in Charter)



              Delaware                   0-10690             22-2011859
      (STATE OR OTHER JURISDICTION  (COMMISSION FILE NO.)  (IRS EMPLOYER
       OF INCORPORATION)                                    IDENTIFICATION NO.)


                            7150 N. Park Drive, Suite 500
                                  Pennsauken, NJ 08109
                      (Address of principal executive offices)

          Registrant's telephone number, including area code (856) 910-1166

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS FINANCIAL STATEMENTS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

    Modern Mass Media, Inc. - Audited Balance Sheet for the year ended December 31,2002; Audited Statements of Operations for the year ended December 31, 2002; Audited Statement of Cash Flows for the year ended December 31, 2002 and Notes to the Financial Statements.Unaudited Balance Sheet for the period ended March 31, 2003 and Unaudited Satements of Operations for the period ended March 31, 2003.

(b) Pro Forma Financial information

    Science Dynamics Corp. and Subsidiaries Unaudited combined Pro Forma Balance Sheet as of March 31, 2003, unaudited combined Pro Forma Statement of Operations for the three months ended March 31, 2003; Unaudited combined Pro Forma statement of Operations for the year ended December 31, 2002.

(c)  Exhibits

         Exhibit 99.01 (1) Press Release
         Exhibit 99.02 (1) Purchase agreement between M3 ACQUISITION CORP.
                       ("M3" or "Buyer") A subsidiary of Science
                       Dynamics Corporation ("SDC") and
                       Modern Mass Media, Inc. ("MMM" or "Seller")
         Exhibit 99.03 (1) Employment Agreement with Chip Del Coro

(1) Incorporated by reference from the Registrant's Form 8-K filed
    April 15, 2003.


UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

On March 31, 2003, Science Dynamics Corp. (the "Company") through its newly formed majority owned subsidiary, M3 Acquisition Corp., acquired certain Business assets and assumed certain liabilities of Modern Mass Media, Inc. for $600,000.The acquisition was funded through an additional Purchase and Security Agreement between Laurus Master Fund, Ltd. and the Company. Laurus Master Funds, Ltd. agrees to make advances and investments available to the Company in the aggregate amount of up to $1,000,000.The Company issued a convertible note on March 31, 2003, for the advancement of $247,750 in connection with the acquisition.

Upon execution of the Purchase Agreement between the Company and Modern Mass Media, Inc. an initial payment of $100,000 was due at closing and a further payment of $100,000 due sixty days after the first payment. Multi Mass Media retained $100,000 to cover the initial payment and a holdback reserve of $55,000 to cover any outstanding checks or open items. The balance on account was remitted to M3 Acquisition .The remaining portion of the purchase price will be paid out over the next sixty months in increments of $80,000 per year, plus interest equivalent to the "Cost of Living" index, in cash or stock or a combination of both at the Buyer's discretion.

The following unaudited pro forma combined financial statements of the Company presents the unaudited combined balance sheet as of March 31, 2003 and the unaudited combined statements of operations for the year ended December 31, 2002, and the three months ended
March 31, 2003, as if the acquisition of Modern Mass Media had occurred January 1, 2002.

The acquisition will be accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values, and the results of Modern Mass Media's, Inc. operations included in the Company's combined financial statements beginning April 1, 2003.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma combined financial position and results of its combined operations in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined financial statements presented herein is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase had been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SCIENCE DYNAMICS CORPORATION


BY:    /s/ Alan C. Bashforth
       ---------------------
       CEO/President


DATED: July 16, 2003
       --------------

                              SCIENCE DYNAMICS

                       INDEX TO FINANCIAL STATEMENTS



                                                                     Pages
                                                                     -----


Audited financial statements:

Report of independent certified public Accountants                     1

Balance sheet as of December 31, 2002                                  2

Statement of operation for the year ended December 31, 2002            3

Statement of cash flow for the year ended December 31, 2002            4

Statement of changes in stockholders' equity for the year
ended December 31, 2002	                                               5

Notes to financial statements                                          6 - 9

Pro Forma Combined Statement of Operations for the year
ended December 31, 2002	                                               10

Pro Forma Combined Balance Sheet as of March 31, 2003                  11

Pro Forma Combined Statement of Operations for the
period ended March 31, 2003                                            12

Notes to Unaudited Pro Forma Combined Financial Statements             13

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Board of Directors
Modern Mass Media, Inc..

We have audited the accompanying balance sheet of Modern Mass Media, Inc. as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modern Mass Media, Inc. as of December 31, 2002 and results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company had losses for the past several years and requires additional capital to continue operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               Peter C. Cosmas Co., CPAs


370 Lexington Ave.
New York, NY 10017

July 2, 2003

                               Modern Mass Media, Inc.
                                   Balance Sheet
                        For the Year Ended December 31, 2002

                                      ASSETS
                                      ------
CURRENT ASSETS

 Cash and cash equivalents                           $   503,963
 Accounts receivable                                     500,414
 Inventories                                              95,732
 Prepaid income taxes                                      7,863
                                                      ----------

       Total current assets                            1,107,972

Plant, Property and equipment, net of
 accumulated depreciation $1,069,775                      59,369

OTHER ASSETS

 Security and other deposits                              23,379
                                                      ----------

            Total assets                              $1,190,720
                                                      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
 Line of Credit Merrill Lynch                        $   256,511
 Accounts payable and accrued expenses                   579,172
 Income taxes payable                                     34,000
 Customer deposits                                       117,053
 Deferred income                                          58,038
                                                      ----------

       Total current liabilities                       1,044,774

Long term debt                                            50,000
                                                      ----------

       Total liabilities                               1,094,774


COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY

   and issued, 32,500 shares outstanding                 400,000
   Accumulated comprehensive gain                          4,311
   Retained earnings                                   1,272,870
                                                      ----------

                                                       1,677,181
   Less: Treasury stock, 67,500 shares, at cost       (1,581,235)
                                                      ----------

         Total stockholders' equity                       95,946
                                                      ----------
         Total liabilities and stockholders' equity   $1,190,720
                                                      ==========

            See accompanying notes to financial statements


                               Modern Mass Media, Inc.
                              Statement of Operations
                        For the Year Ended December 31, 2002

 Net sales                                                          $4,763,160
 Cost of sales                                                       3,802,890
                                                                     ---------
   Gross profit on sales                                               960,270

Operating Expenses
 Selling expenses                                                      709,785
 General and administrative expenses                                 1,075,302
                                                                     ---------

     Total costs and expenses                                        1,785,087

LOSS FROM OPERATIONS                                                  (824,817)

OTHER INCOME/(EXPENSES):
 Interest expense                                                      (93,839)
 Gain on sale of Land and Building                                     480,062
 Realized loss on sale of marketable securities                        (67,028)
                                                                     ---------
      Total other income/(expenses)                                    319,195
                                                                     ---------
LOSS BEFORE INCOME TAXES                                              (505,622)

INCOME TAX                                                              36,824

NET LOSS                                                              (542,446)

OTHER COMPREHENSIVE INCOME
   Unrealized loss on marketable securities                             (2,010)
                                                                     ---------

COMPREHENSIVE (LOSS)                                               $  (544,456)
                                                                     ==========

               See accompanying notes to financial statements


                               Modern Mass Media, Inc.
                              Statement of Cash Flows
                       For the Year Ended December 31, 2002


Cash flows from the operating activities:
 Net loss                                                        $(542,446)
 Adjustments to reconcile net loss to net
 cash provided by operating actives:
 Depreciation                                                       94,098
 Gain on sale                                                     (480,062)
 Changes in assets and liabilities:
  Accounts receivable                                              356,951
  Inventories                                                      267,099
  Security deposits                                                 (3,199)
  Prepaid expenses and other current assets                         30,943
  Accounts payable and accrued expenses                           (278,455)
  Income tax payable                                                34,000
  Deferred income                                                   45,597
  Customer deposits                                                117,053
                                                                  --------
  Net cash provided by operating activities                       (358,421)
                                                                  --------

Cash flows from investing activities:

 Marketable securities                                             445,283
                                                                  --------

  Net cash provided by investing activities                        445,283
                                                                  --------
Cash flows from financing activities:
 Line of credit Merrill Lynch                                      256,511
 Loan proceeds SBA                                                  50,000
 Repayment from shareholders loan                                  182,658
 Repayment of long-term debt                                      (147,580)
                                                                  --------
 Net cash provided by financing activities:                        341,589


NET INCREASE IN CASH AND CASH EQUIVALENTS                          428,451

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                      75,512

CASH AND CASH EQUIVALANTS, END OF PERIOD                          $503,963
                                                                  ========
 Supplemental disclosures of cash flow information
  Cash paid during the year for :

   Interest                                                         25,513

   Taxes                                                             1,886


            See accompanying notes to financial statements


                                           Modern Mass Media, Inc.
                                     Statement of Stockholder's Equity
                                    For the Year Ended December 31, 2002



                                                                                    Accumulated
                                Common Stock         Treasury Stock                Comprehensive
                                                                           Retained    Income
                              Shares    Amount    Shares       Amount      Earnings    Account        Total
                              ------    ------    ------       ------      --------    -------        -----

Balances, January 1, 2002     32,500  $400,000    67,500   $(1,581,235)  $1,815,316     $6,321    $ 640,402

   Net loss                                                                (542,446)              $(542,446)

   Unrealized loss on
   marketable securities                                                                (2,010)   $  (2,010)

                              ------   -------    ------     ---------    ---------     ------     --------

Balances, December 31, 2002   32,500  $400,000    67,500   $(1,581,235)  $1,272,870     $4,311    $  95,946
                              ======   =======    ======     =========    =========     ======     ========


                                 See accompanying notes to financial statements


                             MODERN MASS MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 2002

NOTE 1-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the Preparation of the accompanying financial statements are as follows:

Organization and Business
-------------------------

Modern Mass Media, Inc. (the"Company") was organized under the laws of the State of New Jersey in 1970.The company is a distributor of audio-video presentation equipment including design, fabrication and installation of media systems.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Inventories
-----------

Inventories are the stated at the lower of cost (first-in, first-out method) or market.

Plant, Property and Equipment
-----------------------------

The cost of the plant, property and equipment are depreciated over the estimated useful lives of the related assets. Depreciation is computed utilizing principally the straight-line method for financial reporting purposes and on various cost recovery methods for income tax purposes.

Maintenance and repairs were charged to operations. Improvements and renewals are capitalized. When plant, property, and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Comprehensive Income
--------------------

Comprehensive income is the total of (1) net income plus (2) all other changes in net assets arising from the no owner sources, which are referred to as other comprehensive income. The Company has presented a statement of operations that includes other comprehensive income. An analysis of changes in components of accumulated other comprehensive income is presented in the statement of stockholders' equity.

Income Taxes
------------

The Company has elected to be taxed under the provisions of Sub-Chapter S of the Internal Revenue Code. Pursuant thereto, the Company does not provide for federal and state income taxes, since such taxes are the obligation of the respective shareholders.

Statement of Cash Flows
-----------------------

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Basis of Financial Statement Presentation
-----------------------------------------

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the
satisfaction of   liabilities in the normal course of business.
The Company has generated losses over the past several years. Due to recent economic conditions in the business environment sales and
profitability have continued to fall short of projections.   These
factors indicate that the Company's continuation, as a going concern is dependent upon its ability to obtain adequate financing.

NOTE 2- INVENTORIES

Inventories consisted of finished goods and parts aggregating
$95,732

NOTE 3- PLANT, PROPERTY AND EQUIPMENT

Plant, property and equipment consisted of the following:

        Furniture and equipment                   $737,830
        Leasing and rental equipment               214,128
        Auto equipment                             100,947
        Video and post production equipment         76,239
                                                 ---------
                                                 1,129,144
        Less: Accumulated Depreciation           1,069,775
                                                 ---------
                                                $   59,369

Depreciation expense totaled $94,098 for the year ended December
31,2002.

NOTE 4- LINE OF CREDIT

Pursuant to a financing agreement, the Company has a line of credit totaling $325,000. The agreement provides for interest at the rate of Prime plus 3.15%. The Company maintains an account with $105,629 of funds secured for this line. The line is payable on demand. At December 31, 2002, the outstanding balance was $256,511.

NOTE 5-LONG TERM DEBT

Note payable-Small Business Administration
In June 2002 the Company was granted a $50,000 four year note in connection with the September 2001 disaster. The note bears an interest rate of 4%. Principal and interest payments are deferred for 25 months. The note is secured by the shareholders personal residence.

NOTE 6- COMMITMENTS AND CONTINGINCIES

Lease Agreements
----------------

The Company leases space in Jersey City, New Jersey for sales office facilities and in Florham Park, New Jersey for its corporate office. The lease commenced on January 1, 1996 and terminates December 31, 2005 with annual incremental minimum rent requirements ($56,800 at commencement), plus certain common area operating charges. The Company signed a one-year leasing contract commencing January1, 2003 for the Florham Park office.

Future minimum rents under this lease are as follows:

     December 31,
     2003              $157,834
     2004                75,264
     2005                75,264
                       --------

                       $308,362
                       --------

NOTE 7-  RETIREMENT PLAN

The Company maintained a profit-sharing retirement plan for eligible employees, as defined by the plan, up to December 31, 1995. As of January 1, 1996 the company converted the Profit Sharing Plan to a 401(k) Plan under applicable Internal Revenue Service regulations. Pursuant to the 401(k) Plan, the employees may make voluntary contributions thereunder and employer contributions, which are discretionary, are allocated to the employee accounts in accordance with the formula defined in the terms of the 401(k) Plan. As of December 31, 2002, the company contributed $3,502 to the 401(k) plan for the 2002 plan year.

NOTE 8- INCOME TAXES

In 1996 the Company elected to be taxed under the provisions of Sub-Chapter S of the Internal Revenue Code. At the time the Company had a built in gain of $95,000 on the land and the building. The Company made an election to defer the tax. In December, 2002 the Company sold the land and the building to its shareholder. At which time the Company became liable for the taxes on the built in gain amounting to approximately $35,000.

NOTE  9- CONCENTRATIN OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and temporary cash investments in high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

NOTE 10-    DEFERRED INCOME

The Company sells extended warranty and product maintenance contracts through distributors. Revenue from those contracts are deferred and taken into income on a straight-line basis over the period of the contract. Direct costs to acquire the contracts are deferred and amortized into expense in proportion to revenue. All other costs are expensed as incurred.

NOTE 11- RELATED PARTY TRANSACTION

In December 2002 the Company sold its building and land to the shareholder for the assumption of $1,050,000 of debt. The Company recorded a gain on the sale of $480,062. In addition the shareholder signed a one-year lease with the Company for $6,800 per month in rent.

NOTE 12- SUBSEQUENT EVENTS

On April 1, 2003 the Company sold all of its assets to M3 Acquisition Corp. a subsidiary of Science Dynamics Corp. (M3 Acquisition Corp. assumed certain liabilities) of the Company in consideration of certain payment by M3 as follows: $100,000 at closing, $100,000 60 days later and $80,000 for the next five years on the anniversary date of the purchase agreement, payments may be made in cash or stock or a combination of both.

In the event that Mr. Del Coro's employment is terminated without cause, termination for disability, or is not continued at the end of his employment Agreement, the unpaid balance of the purchase is accelerated and shall be due and payable in full within 10 Days of such events.

                                         Modern Mass Media, Inc.
                               Pro Forma Combined Statements of Operations
                                  For the Year Ended December 31, 2002


                                 Science Dynamics        Modern
                                                       Mass Media
                                      Audited            Audited        Adjustments        Combined

                                        2002              2002
                                        ----              ----

Net Sales                          $    975,473      $ 4,765,055                         $ 5,740,528
                                    -----------       ----------                          ----------


Operating costs and expenses:

   Cost of sales                        429,933        3,802,890                           4,232,823
   Research and development             748,501                                              748,501
   Selling, general
     and administrative               2,274,019        1,811,777             7,616 (A)     4,093,412
   Depreciation                                                            (26,295)(C)       (26,295)

                                      3,452,453        5,614,667           (18,679)        9,048,441
                                    -----------       ----------        ----------         ---------

Operating income  (loss)             (2,476,980)        (849,612)           18,679        (3,307,913)

Other income (expenses):
 Interest income                              -           10,496                              10,496
 Gain on sale of Building                                480,622                             480,622
 Realized loss on sale of
 marketable securities                                   (67,028)                            (67,028)
 Sale of NJ NOL                         163,252                                              163,252
 Interest expense                      (130,631)         (78,322)          (14,245)(B)      (223,198)
 Finance Expense                       (326,731)                                            (326,731)
                                    -----------       ----------        ----------         ---------

                                   $ (2,771,090)     $  (503,844)      $     4,434       $(3,270,500)
                                    ===========       ==========        ==========         =========

 Income Tax                                               36,404                              36,404

 Net Loss                          $ (2,771,090)     $  (540,248)      $     4,434       $(3,306,904)

 Other Comprehensive Income
  Unrealized loss on marketable
  securities                                         $    (2,010)                        $    (2,010)

Comprehensive                                        $  (542,258)                        $(3,308,914)


                                     See accompanying notes to financial statements




                                                    Modern Mass Media, Inc.
                                             Pro Forma Combined Balance Sheets
                                                       March 31, 2003



                                                  Science Dynamics        Modern
                                                                        Mass Media
                                                       Unaudited        Unaudited        Adjustments        Combined
                                                       ---------        ---------        -----------        --------
Current assets:
 Cash and cash equivalents                             $   8,824        $ 515,540        $   (300,551)(a)    $223,813
                                                                                              117,750 (b)     117,750
 Accounts receivable - trade                              99,542          692,382                             791,924
 Inventories                                             165,133           81,713                             246,846
 Other current assets                                      9,832           39,860              30,000 (c)      79,692
                                                       ---------        ---------         -----------       ---------
   Total current assets                                  283,331        1,329,495            (152,801)      1,460,025
                                                       ---------        ---------         -----------       ---------

 Property and equipment,net                              448,623           54,799              16,843 (d)     521,944
 Deferred Asset                                          130,434                                              130,434
 Other assets                                             17,370           23,379                              40,749
 Goodwill                                                                                     440,997 (e)     440,997
                                                       ---------        ---------         -----------       ---------
   Total assets                                          879,758        1,407,673             305,039       2,594,149
                                                       =========        =========         ===========       =========


 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Short term Debt                                         31,860                              100,000 (i)     131,860
  Current portion of convertible note                    185,500                                              185,500
  Bank Note/Line of Credit                                33,550          300,551            (300,551)(a)      33,550
  Customer deposits                                       89,492          223,558                             313,050
  Short term loan payable                                163,192                                              163,192
  Accounts payable                                     1,194,018          661,485                           1,855,503
  Accrued expenses                                       597,667           31,598              19,502 (f)     648,767
                                                       ---------        ---------         -----------       ---------
   Total current liabilities                           2,295,279        1,217,192             181,049       3,331,422
                                                       ---------        ---------         -----------       ---------



 Long term liabilities:
 Long term Debt                                          127,431                                              127,431
 Long Term Payable to Seller                                                                  400,000 (g)     400,000
 SBA Loan                                                                  50,000                              50,000
 Non current portion of bank note                         42,355                                               42,355
 Convertible Note                                      1,639,309                          $   247,750 (h)   1,887,059
                                                       ---------        ---------         -----------       ---------

 Total liabilities                                   $ 4,104,374      $ 1,267,192         $   466,701       5,838,267

 Shareholders' equity -
    Common stock - .01 par value,
      200,000,000 shares authorized,
       41,544,455 and 41,254,455 issued
       41,418,655 and 41,128,655 outstanding
       in 2003 and 2002 respectively.                    415,545          400,000            (400,000)(j)     415,545
    Preferred stock, .01 par value,
      no shares issued and outstanding
    Additional paid-in capital                        15,710,757                                           15,710,757
    Reserve for Stock compensation
    Retained Earnings/(Deficit)                      (18,953,085)       1,321,716          (1,342,897)(j) (18,974,266)
                                                       ---------        ---------         -----------       ---------
                                                      (2,826,783)                                          (2,847,964)
    Common stock held in treasury,
    at cost                                             (397,833)      (1,581,235)          1,581,235 (j)    (397,833)
                                                       ---------        ---------         -----------       ---------
    Total shareholders' equity                        (3,224,616)         140,481            (161,662)     (3,245,797)
                                                       ---------        ---------         -----------       ---------
    Total liabilities and shareholders'
    equity                                           $   879,758       $1,407,673         $   305,039      $2,592,470
                                                       =========        =========         ===========       =========

                                                 See accompanying notes to financial statements



                                                 Modern Mass Media, Inc.
                                    Pro Forma Combined Statements of Operations
                                                    March 31, 2003


                                      Science Dynamics        Modern
                                                            Mass Media
                                          Unaudited         Unaudited        Adjustments        Combined

 NET SALES                               $  476,297       $ 1,139,872                          $ 1,616,169
                                         ----------       -----------         ----------       -----------


Operating costs and expenses:

  Cost of sales                              72,807           616,159                              688,966
  Research and development                  121,740                                                121,740
  Selling, general
  and administrative                        279,142           484,111             16,250(f)        779,503
                                         ----------       -----------         ----------       -----------

  Depreciation                               64,856             4,571              1,679(d)         71,106

                                            538,545         1,104,841                            1,661,315
                                         ----------       -----------         ----------       -----------
Operating income (loss)                     (62,248)           35,031            (17,929)          (45,146)

Other income (expenses):
 Interest Income                                                4,917                                4,917
 Miscellaneous Income                                           2,577                                2,577
 Interest expense                           (24,106)           (1,200)            (3,252)(f)       (28,558)
 Finance Expense                            (18,633)                                               (18,633)
                                         ----------       -----------         ----------       -----------
                                         $ (104,987)      $    41,325         $  (21,181)      $   (84,842)
                                         ==========       ===========         ==========       ===========

Income Tax                                                      1,000                                1,000

Net Income/Loss After Tax                $ (104,987)      $    40,325         $  (21,181)      $   (85,842)
                                         ----------       -----------         ----------       -----------


                                       See accompanying notes to financial statements

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



Science Dynamics Corporation, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Statements


(a) Represents the payment eliminating the line of credit at the closing.

(b) Represents the funds transferred after the payments to the seller were retained.

(c) Represents the legal and closing fees charged by Laurus Master Fund, Ltd.

(d) Represents the recalculation of depreciation expense as a result of the fair market value of the fixed assets to be depreciated on the straight-line method over three years.

(e) Represents the purchase price, which has initially been allocated based on estimates of fair value in excess of the assets acquired recorded as goodwill.

(f) Represents the additional income of the Seller under the employment agreement entered into as part of the transaction and the additional interest expense for the Laurus Master Fund, Ltd. convertible note calculated using the prime rate plus one.

(g) Represent the long-term obligation to the seller.

(h) Represents the borrowings from the Laurus Master Fund, Ltd.
    convertible note to finance the acquisition.

(i) Represents the short term loan to the seller.

(j) Represents the elimination of Modern Mass Media, Inc.
    stockholders equity.



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